SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                FORM 8-K

                            CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) April 3, 2001



                      DIALYSIS CORPORATION OF AMERICA
           ----------------------------------------------------
          (Exact name of registrant as specified in its charter)



           Florida                       0-8527            59-1757642
----------------------------          ------------     -------------------
(State or other jurisdiction          (Commission        (IRS Employer
      of incorporation)               File number)     Identification No.)



27 Miller Street, Lemoyne, Pennsylvania                      17043
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(Address of principal executive offices)                   (Zip Code)


    Registrant's telephone number, including area code  (717) 730-6164

Item 5. Other Events

     Dialysis Corporation of America (the "Company"), entered into a Commercial Loan Agreement with Heritage Community Bank (the "Bank"), in a principal amount of $787,500. The Agreement provides for an annual interest rate of 8.29%, and $2,800 loan origination fee and additional nonrefundable fees and charges, aggregating $8,771.50. The Company executed a six-year demand promissory note, payable in 60 monthly payments, 59 installments of $6,800, with the balance payable on April 3, 2006. The Note is subject to a $150.00 prepayment fee.
The loan is secured by the interest in the Company's real property located at 3564 North Crossing Circle, Valdosta, Georgia. The Company is required to maintain with the Bank a $15,000 money-market interest bearing account. The Company's parent, Medicore, Inc., has guaranteed the loan.

     The property is leased in part to one of our dialysis centers under a ten-year lease with two five years renewals, and in part to a professional association, which acts as the medical director of our Valdosta facility, for its medical offices under a ten year lease with two five year renewal terms.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements

          Not Applicable

     (b)  Pro Forma Financial Information

          Not Applicable

     (c)  Exhibits

          (10)  Material Contracts
                (i) Commercial Loan Agreement between Dialysis Corporation of America and Heritage Community Bank, dated April 3, 2001.
                (ii) Promissory Note by Dialysis Corporation of America to Heritage Community Bank, dated April 3, 2001.
                (iii) Guaranty by Medicore, Inc. dated April 3, 2001

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                          /s/ Stephen W. Everett

                                       By------------------------------
                                         STEPHEN W. EVERETT, President
Dated:  June 14, 2001

                                EXHIBIT INDEX

(10) Material Contracts

     (i) Commercial Loan Agreement between Dialysis Corporation of America and Heritage Community Bank, dated April 3, 2001.
     (ii) Promissory Note by Dialysis Corporation of America to Heritage Community Bank, dated April 3, 2001.
     (iii) Guaranty by Medicore, Inc. dated April 3, 2001.